FOURTH AMENDMENT TO LEASE
THIS FOURTH AMENDMENT TO LEASE (the “Fourth Amendment”) is made and entered into as of February 18, 2014, by and between POINT RICHMOND R&D ASSOCIATES, a California limited partnership (“Landlord”), and TRANSCEPT PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”) with reference to the following facts:
A.    Landlord and Tenant are parties to that certain lease dated as of February 22, 2006, (the “Original Lease”), as supplemented by that certain Lease Addendum dated as of December 18, 2006, as amended by that certain First Amendment to Lease dated as of June 27, 2007 (the “First Amendment”), that certain Second Amendment to Lease dated as of February 20, 2009 (the “Second Amendment”), and that certain Third Amendment to Lease dated as of March 6, 2013 (the “Third Amendment”) (the Original Lease as amended by the First Amendment, the Second Amendment, and the Third Amendment, the “Existing Lease:” and the Exiting Lease as modified by this Fourth Amendment, the “Lease”). Pursuant to the Existing Lease, Landlord has leased to Tenant Suite 110 which is acknowledged to contain 11,836 rentable square feet (the “Premises”) which is located on the ground floor of the building with an address of 1003 West Cutting Boulevard, Richmond, California (the “Building”).
B.    Landlord and Tenant now desire to modify and amend the Existing Lease to, among other things, extend the Term, as more particularly set forth below.
NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.Scope of Fourth Amendment and Defined Terms. Except as expressly provided in this Fourth Amendment, the Lease shall remain in full force and effect. Capitalized terms used in this Fourth Amendment not otherwise defined herein shall have the respective meanings ascribed to them in the Lease. References in the Existing Lease to the “Lease” shall be references to the Existing Lease as modified by this Fourth Amendment.
2.    Lease Term. The parties acknowledge that the Term of the Existing Lease is scheduled to expire on May 31, 2014. Notwithstanding the foregoing, Landlord and Tenant agree that the Term shall continue thereafter on a month-to-month basis, terminable by either party on no less than sixty (60) days’ notice; provided, however, that the soonest any such notice of termination may be given is July 2, 2014 (which, if delivered, would cause the Term to expire as of August 31, 2014). Tenant acknowledges that it has no further right to extend the Term or renew the Lease.
3.    Base Rent. Effective July 1, 2014 and continuing through the end of the Term, the monthly Base Rent payable by Tenant for the Premises shall be the amount of $25,601.27.
4.    Condition of Premises. Tenant acknowledges that it has been, and continues to be, in possession of the Premises, is familiar with the condition of the Premises and continues to occupy the Premises in its “as is, where is” condition, with all faults, without any representation, warranty or improvement by Landlord of any kind whatsoever. Landlord represents that the Premises has not undergone inspection by a Certified Access Specialist (CASp). The foregoing verification is included in this Fourth Amendment solely for the purpose of complying with California Civil Code Section 1938 and shall not in any manner affect Landlord’s and Tenant’s respective responsibilities for compliance under the Lease.
5.    Brokers. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Fourth Amendment other than Ryan Hattersley of Cushman & Wakefield. Tenant agrees to indemnify and hold Landlord harmless from any and all claims of any other broker claiming to have represented Tenant in connection with this Fourth Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Fourth Amendment. Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents and the respective principals and members of any such agents harmless from any and all claims of any brokers, claiming to have represented Landlord in connection with this Fourth Amendment.
6.    Entire Agreement; No Amendment. This Fourth Amendment, together with the Existing Lease, constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Fourth Amendment, and shall supersede all prior written and oral agreements concerning the subject matter. This Fourth Amendment may not be amended, modified nor otherwise changed in any respect, whatsoever, except by a writing duly executed by the authorized representatives of the parties. Except as amended by this Fourth Amendment, the Lease remains unchanged, and, as amended by this Fourth Amendment, the Lease is in full force and effect.
7.    Severability. If any provision of this Fourth Amendment or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Fourth Amendment shall not be affected and shall be enforced to the furthest extent permitted by law.
8.    Counterparts; PDF. This Fourth Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Fourth Amendment may be executed in so-called “pdf” format and each party has the right to rely upon a pdf counterpart of this Fourth Amendment signed by the other party to the same extent as if such party had received an original counterpart.
IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Fourth Amendment effective as of the day and year first above written.

TENANT:	LANDLORD:
TRANSCEPT PHARMACEUTICALS, INC., a Delaware corporation	POINT RICHMOND R&D ASSOCIATES, a California limited partnership
By: /s/ Leone Patterson Leone Patterson Chief Financial Officer and VP	By: /s/ Richard K. Robbins Richard K. Robbins Managing General Partner

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